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                                                                    EXHIBIT 10.2

                          OMNIS TECHNOLOGY CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT


        This Incentive Stock Option Agreement ("Agreement") is made and entered into on November 23, 1999 ("Grant Date") by and between Omnis Technology Corporation, a Delaware corporation (the "Company"), and JAMES DORST ("Optionee").

                              W I T N E S S E T H:

        A. The Board of Directors of the Company ("Board") has adopted the Omnis Technology Corporation 1999 Stock Option Plan to create additional incentives for certain valued employees, directors, consultants and advisors of the Company or its parent or subsidiary and to promote the financial success and progress of the Company and such parents and subsidiaries. For purposes hereof the "Plan" and all section references therein shall be defined as said 1999 Stock Option Plan as amended or superseded during the term of this Agreement.

        B. Optionee is a valued employee and director of the Company or a parent or subsidiary thereof, and this Incentive Stock Option Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant by the Company to Optionee of an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended or superseded (the "Code").

        NOW, THEREFORE, it is agreed as follows:

        1. Grant of Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, the Company hereby grants to Optionee as of the Grant Date an incentive stock option ("Option") to purchase up to Ninety Six Thousand Eight Hundred Twenty Five (96,825) shares ("Option Shares") of the common stock of the Company during the Term hereof (as defined in Section 3 hereof) at the Option Price of Six Dollars and Eighty Seven and Five Tenths Cents ($6.875) per share. For these purposes "Option Shares" also shall include such stock or other securities as defined by the Plan.

        2. Right to Exercise; Vesting.

                a. Subject to the expiration or earlier termination of the Term of the Option hereunder and to Section 2(b) hereof, Optionee shall have the right to exercise the Option in accordance with the following three (3) year vesting schedule ("Vesting Period"):



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                        (i) Optionee shall have no right to exercise any part of
        the Option at any time prior to the expiration of one (1) year from the Grant Date;

                        (ii) The Option shall become exercisable with respect to Thirty Three and Three Hundred Thirty Three Thousandths Percent (33.333%) of the Option Shares upon the expiration of one (1) year from the Grant Date; and

                        (iii) The Option thereafter shall become exercisable with respect to an additional Two Point Seven Hundred Seventy Seven Thousandths Percent (2.777%) of the Option Shares on the last day of each month thereafter.

                b. Exercisable installments may be exercised by Optionee in whole or in part and to the extent not exercised shall accumulate and be exercisable as provided. The Company shall not be required to issue fractional shares at any time; and any fractional shares remaining in the Option following any exercise thereof shall be rounded down to the next nearest whole number of Shares.

        3. Option Term. The specified term of the Option ("Term") shall be the period commencing as of the Grant Date and ending on the earlier of (i) the expiration of ten (10) years from the Grant Date ("Expiration Date") or (ii) the termination of this Agreement in accordance with Section 4 hereof. Upon the expiration of the Term or earlier termination of the Option as herein provided, the Option shall cease to be exercisable and shall be of no further force or effect.

        4. Earlier Termination of Option Term.

                a. The Term of the Option shall terminate prior to the Expiration Date upon the later to occur of any of the following events during the Vesting Period:

                        (i) Termination of Directorship Other Than For Cause. If
        (i) Optionee resigns as a director of the Company, or (ii) Optionee is removed as a director of the Company without cause as defined by applicable law, or (iii) Optionee is not re-elected as a director of the Company by the shareholders following the end of the term of his directorship ("Director Termination"), then the Option shall terminate and cease to be exercisable upon the earlier of (A) the expiration of sixty (60) days from the date of such Director Termination or (B) the Expiration Date. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date of such Director Termination. The Term of the Option shall not be affected by any Director Termination occurring after the end of the Vesting Period.

                        (ii) Termination of Employment or Engagement. If (i) the employment of Optionee with the Company is terminated for any reason, provided Optionee was so employed as of the date of the Director Termination;



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        or (ii) the engagement of Optionee as a consultant of the Company pursuant to a written consulting agreement is terminated for any reason, provided Optionee was so engaged as of the date of the Director Termination; as the case may be, then the Option shall terminate and cease to be exercisable upon the earlier of (A) the expiration of sixty
        (60) days from the date of such termination of employment or engagement or (B) the Expiration Date. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date of such termination of employment or engagement. The Term of the Option shall not be affected by any termination of employment or engagement occurring after the end of the Vesting Period.

                b. Removal as a Director For Cause. Notwithstanding Section 4(a) hereof, if Optionee is removed as a director "for cause" as defined by applicable law at any time during the Term or Optionee resigns as a director while his removal for cause is pending, then the Option shall terminate and cease to be exercisable upon the earlier of (i) such termination of the directorship of Optionee or (ii) the Expiration Date. No additional right to exercise the Option with respect to any Option Shares shall vest from and after the date of such termination of the directorship of Optionee.

                c. Death or Disability. Notwithstanding Section 4(a) hereof, in the event of the death or permanent and total disability of Optionee, then the Option shall terminate and cease to be exercisable as provided in the Plan.

                d. No Effect on Relationship. Nothing herein shall alter the "at will" nature of the employment of Optionee by the Company; shall be deemed any obligation by the Company to enter into or continue any consulting agreement with Optionee; or shall be deemed an agreement that Optionee shall be elected as or continue to be a director of the Company.

        5. Non-Transferable. The Option shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee solely by Optionee. Subject to the foregoing, all transfers or assignments or attempted transfers or assignments of the Option or this Agreement shall be void ab initio.

        6. Plan; Controlling Terms.

                a. The Option granted hereunder and this Agreement shall be governed by and subject to each and all of the terms and provisions of the Plan, which is hereby incorporated by reference in its entirety. All capitalized or other terms not defined herein shall have the same meaning as in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control, except if any provision of the Plan conflicts with Section 4 hereof related to earlier termination of the Option, such Section 4 shall control. Optionee acknowledges receipt of a copy of the Plan and the opportunity to


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review the Plan and to consult with his or her legal advisors concerning the
Plan and this Agreement.

                b. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE PLAN CONTAINS IMPORTANT TERMS AND PROVISIONS THAT WILL APPLY TO AND CONTROL THE OPTION AND THIS AGREEMENT. THOSE TERMS INCLUDE WITHOUT LIMITATION IMPORTANT CONDITIONS AND LIMITATIONS ON THE RIGHT OF OPTIONEE TO EXERCISE THE OPTION; IMPORTANT RESTRICTIONS ON THE RIGHT OF OPTIONEE TO TRANSFER THE OPTION OR THE OPTION SHARES RECEIVED UPON EXERCISE OF THE OPTION; EARLY TERMINATION OF THE OPTION FOLLOWING THE OCCURRENCE OF CERTAIN EVENTS, INCLUDING TERMINATION OF THE EMPLOYMENT OF OPTIONEE FOR ANY REASON; PROCEDURES FOR EXERCISING THE OPTION; TAX WITHHOLDING AND NOTICE OBLIGATIONS; AND OTHER SUBSTANTIAL RESTRICTIONS AND OBLIGATIONS IN ADDITION TO THOSE IN THIS AGREEMENT.

        7. Tax Status of Option.

                a. The Option is intended to be an incentive stock option as defined by Section 422 of the Code for United States tax purposes, but the Company does not represent or warrant that the Option so qualifies. Optionee should consult with his or her own tax advisors regarding the tax effects of the Option and the requirements for favorable tax treatment under Section 422 and other provisions of the Code and other tax consequences of the Option under applicable law, including but not limited to holding period requirements. In the event that the aggregate exercise price of the Option Shares under the Option and all other incentive stock options held by Optionee (whether granted by the Company or any parent or subsidiary corporation thereof) exceeds the dollar amount or other limitation then applicable under the Code when such options are first exercisable or in the event Optionee does not meet all requirements when applicable under the Code, all or part of the Option may not qualify as an incentive stock option under the Code.

                b. Optionee hereby acknowledges that the rules and requirements of Section 83 of the Code, including without limitation the election available under Section 83(b) thereof, may be applicable to the receipt of Option Shares by Optionee pursuant to this Agreement and the Plan. In the event that the Option or any part thereof is not classified as an incentive stock option under
Section 422 of the Code, Optionee acknowledges that the exercise of the Option and the filing or failure to file an election under Code Section 83(b) in timely manner may result in adverse tax consequences to Optionee.



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        8. Acceleration of Exercise Right In Certain Events.

                a. Acceleration Events. Notwithstanding any other right to exercise the Option, the Option shall become fully exercisable during the fifteen (15) day period ("Accelerated Exercise Period") immediately prior to the scheduled consummation of:

                        (i) The sale or other transfer of more than Fifty Percent (50%) of the capital stock of the Company in one or more related transactions for material consideration to any person or entity or group of persons or entities not previously shareholders of the Company and not owned or controlled by a majority of the previous shareholders of the Company, with such shareholder status determined immediately prior to the transaction; or

                        (ii) The sale or other transfer of all or substantially all of the assets of the Company in one or more related transactions not in the ordinary course of the business of the Company to unrelated third parties, whether by sale, exchange, merger, consolidation, reorganization, dissolution or liquidation (collectively "Acceleration Events");

other than (1) any public offering of capital stock of the Company in a Public Market (as defined in the Plan); (2) any transaction in which the Company is a surviving parent of the transferee corporation or entity or is a surviving subsidiary of a transferee parent corporation or entity owned or controlled by a majority of the previous shareholders of the Company, with such shareholder status determined immediately prior to the transaction; (3) any sale or transfer of the capital stock owned or controlled by the majority shareholder or shareholders of the Company to trusts or comparable entities for the primary benefit of such shareholders or their family members or to the estate, heirs or devisees of any such shareholder in the event of his or her death; or (4) any transaction in which the Company reincorporates in another jurisdiction or engages in other internal reorganization or changes in corporate structure without the receipt of consideration; none of which shall be Acceleration Events hereunder.

                b. Substitution or Assumption of Option. Notwithstanding any other provision hereof, no accelerated exercise of the Option shall be permitted if the terms of the Acceleration Event provide, as a condition of the consummation of such transaction, that the Option (or class of outstanding options of which the Option is a part) shall either be assumed by a successor corporation (or parent thereof) or be replaced with a comparable substitute option to purchase shares of capital stock of a successor corporation (or parent thereof), which substitution or assumption shall comply with Sections 422 and 424 of the Code; and the Option may be assumed or replaced pursuant to such transaction. Determination of comparability in the case of any substitute option shall be made by the Board of Directors of the Company and shall be final, binding and conclusive on Optionee.



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Optionee agrees to execute and deliver such documents as reasonably required to effect such assumption or substitution hereunder.

                c. Conditional Exercise; Termination. Any permitted exercise of the Option during the Accelerated Exercise Period hereunder shall be conditioned upon the consummation of the Acceleration Event and shall be effective only immediately prior to such consummation, provided that Optionee may indicate in writing that such exercise is unconditional with respect to all or part of the Option then exercisable without regard to the acceleration provisions of this Section. Upon consummation of the Acceleration Event, the Option shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof. In the event such Acceleration Event is not consummated, the Option shall revert to being exercisable in accordance with the vesting schedule.

                d. Exercise Period. In the event the expiration or earlier termination of the Term of the Option shall occur prior to the expiration of the Accelerated Exercise Period provided in this Section, then the Accelerated Exercise Period shall be shortened to said expiration or earlier termination of the Term.

        9. Limitations on Share Transfer; Mandatory Notice of Disposition. Optionee shall transfer or dispose of the Option Shares only in accordance with the provisions of this Agreement and the Plan. Without limiting the foregoing, mandatory notice of disposition of any Option Shares must be made to the Company as provided in the Plan and such disposition may be subject to tax withholding or payments by Optionee.

        10. Securities Laws; Restrictions on Grant or Issuance. THE RESTRICTIONS ON THE TRANSFER OF THE OPTION OR THE OPTION SHARES SHALL BE IN ADDITION TO ANY OTHER LIMITATIONS ON TRANSFER OR EXERCISE OF THE OPTION OR ISSUANCE OR TRANSFER OF THE OPTION SHARES IMPOSED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE GRANT OF THE OPTION AND THE EXERCISE OF THE OPTION AND THE ISSUANCE OF THE OPTION SHARES UPON EXERCISE OF THE OPTION AND ANY RESALE OR OTHER TRANSFER OF SUCH OPTION SHARES BY OPTIONEE SHALL BE SUBJECT TO COMPLIANCE WITH ALL APPLICABLE REQUIREMENTS OF FEDERAL OR STATE LAW WITH RESPECT TO SUCH SECURITIES. Notwithstanding any contrary provision of this Agreement:

                a. Optionee understands that since the Option is not transferable, and since the Option Shares have not been and may not be registered or exempt under applicable statutes, Optionee may bear the economic risk of the investment for an indefinite period of time. The Option Shares may not be sold or otherwise disposed of until such time as the Option Shares are registered under the Securities Act of 1933 ("Securities Act") or the Option Shares may be sold pursuant to an applicable exemption from the registration requirements of the Securities Act. Optionee understands that the



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Company has no obligation to file a registration statement under the Securities
Act for the Option or the Option Shares or to otherwise assist Optionee in complying with any exemption from registration.

                b. Optionee represents and warrants that the Option is being acquired and the Option Shares will be acquired upon exercise for his or her own account and not with a view to or for sale in connection with any distribution of such securities. Optionee further acknowledges that any investment in the Common Stock of the Company is inherently speculative and illiquid and subject to material risks.

                c. As a condition to the exercise of the Option, the Company may require Optionee to satisfy any qualifications that may be necessary or appropriate in the sole judgment of the Company or its counsel to evidence compliance with any applicable law or regulation and to make any written representation or warranty with respect thereto as may be requested by the Company.

                d. Notwithstanding any contrary provision hereof, the inability of the Company with reasonable efforts to obtain approval from any regulatory body having authority deemed by the Company to be necessary for the lawful issuance and sale of any Option Shares pursuant to the Option shall relieve the Company of any liability in respect of the non-issuance or sale of the Option Shares as to which such approval shall not have been obtained.

        11.Assignment; Binding Effect.

                a. The Company may transfer or assign any of its rights or obligations under this Agreement or the Plan. Optionee shall have no right to transfer or assign any of the rights and obligations of Optionee under the Option or this Agreement, subject to Section 5 hereof in the case of a will or the laws of descent and distribution.

                b. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and the officers, directors, employees, shareholders, owners, agents, representatives, parents, subsidiaries, affiliates, successors and assigns of the Company, and the spouses, representatives, executors, administrators, heirs, devisees, agents, successors and assigns of Optionee.

        12. Representations and Warranties.

                a. Optionee represents and warrants that he or she has read the Plan and this Agreement and has had the opportunity to consult with his or her legal advisors concerning the legal and tax effects of the Plan and this Agreement and the Option.

                b. Each party represents and warrants that such party has the full right, power, legal capacity and authority to enter into and execute this Agreement and to



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discharge all of its obligations under the terms hereof, and that such party does not have any outstanding obligation and is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement. This Agreement has been duly executed and delivered by said party, and constitutes its valid and legally binding agreement and obligation and is enforceable in accordance with its terms.

        13. Miscellaneous.

                a. This Agreement together with the Plan sets forth the entire agreement of the parties relating to the subject matter hereof, subject to the provisions of the Plan; and the Plan and this Agreement shall supersede any prior discussions, understandings and agreements concerning the grant of stock options or the issuance of option stock between the parties, provided however that this Agreement shall not supersede and shall be in addition to any separate fully executed written stock option agreement between the parties pursuant to any separate stock option grant by the Company. This Agreement may be amended by further written agreement signed by each of the parties.

                b. This Agreement shall be construed in accordance with and governed by the laws of the State of California without reference to the principles of conflicts of law.

                c. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement shall be held by the final judgment of a court of competent jurisdiction to be invalid or unlawful or unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect and shall be construed to give the fullest effect to the purpose of the Plan and this Agreement and the intended qualification of the Plan and this Agreement pursuant to Section 422 of the Code and pursuant to
Section 25102(o) of the California Corporations Code and the respective regulations and rules thereunder (as amended or superseded).

                d. No remedy conferred by this Agreement or the Plan shall be exclusive of any other remedy, and each and all such remedies shall be cumulative. The waiver of any breach or violation of this Agreement in whole or in part shall not operate as a waiver of any subsequent breaches or violations of the same or a different kind. Any exercise or failure to exercise by a party of any rights or remedies under this Agreement shall not operate as a waiver of the right of such party to exercise the same or different rights or remedies in a subsequent event.

                e. Both parties agree to execute any additional documents or instruments necessary or appropriate to fully effectuate out the purposes of this Agreement and which are consistent with the Plan.



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                f. Section headings in this Agreement are for the convenience of the parties and are not part of the agreement of the parties and shall not be used in the construction hereof. Whenever in this Agreement the context requires, references to the plural shall include the singular and the singular the plural, and each gender shall include all other genders. No provision in this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

                g. THIS AGREEMENT AND THE TERMS AND CONDITIONS HEREOF ARE CONFIDENTIAL AND OPTIONEE SHALL NOT DISCLOSE ANY OF THE TERMS OR CONDITIONS HEREOF TO ANY OTHER EMPLOYEE OF THE COMPANY OR TO ANY OTHER PERSON FOR ANY PURPOSE, OTHER THAN TO THE SPOUSE, LEGAL COUNSEL OR ACCOUNTING AND FINANCIAL ADVISORS OF OPTIONEE, OR TO THE APPROPRIATE EMPLOYEES OR REPRESENTATIVES OF THE COMPANY AS NECESSARY IN CONNECTION WITH THE ENFORCEMENT, MODIFICATION OR EXERCISE OF THIS AGREEMENT, OR AS REQUIRED IN CONNECTION WITH LEGAL PROCEEDINGS IN WHICH OPTIONEE IS A PARTY OR WITNESS.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered in duplicate on its behalf by its duly authorized officer, and Optionee has also executed and delivered this Agreement in duplicate, all on the date first above written.


                                            OMNIS TECHNOLOGY CORPORATION


                                            By:  /s/ GWYNETH GIBBS
                                               ---------------------------------
                                               Name:   Gwyneth Gibbs
                                                   -----------------------------
                                               Title:  President
                                                     ---------------------------




                                            OPTIONEE

                                             /s/ JAMES DORST
                                            ------------------------------------
                                            Name: JAMES DORST



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                                CONSENT OF SPOUSE


        I, Amy J. Christensen, the spouse of JAMES DORST ("Optionee"), have read and approved the foregoing Incentive Stock Option Agreement between Omnis Technology Corporation ("Company") and my spouse and the Omnis Technology Corporation 1999 Stock Option Plan. In consideration of granting of the Option to my spouse to purchase shares of the common stock of the Company under the terms and conditions in the Agreement and the Plan, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and the Plan and any stock issued thereunder, and agree to be fully bound by the provisions of the Agreement and the Plan insofar as I may have any rights under such Agreement and the Plan or in any stock issued thereunder under any community property laws or similar laws relating to marital property then in effect. I further acknowledge that in the event of the exercise of such Option, such shares of the common stock of said Company shall be issued in the name of my spouse and that the Company shall have no other obligations with respect thereto.



Dated: January 5, 2000
      ---------------------------------


/s/  AMY J. CHRISTENSEN
---------------------------------------
Name:  Amy J. Christensen
      ---------------------------------



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